UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 9, 2008
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On July 9, 2008, Moody’s Investors Service (“Moody’s”) upgraded certain debt of Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”), as well as the Company’s corporate rating, as follows:

Moody’s Rating
Corporate Rating	From	To
	Ba2	Ba1

Facility Ratings	From	To
$175 million 9.0% senior second secured (2010)	Ba1	Baa3
$191 million 7.45% Trust preferred (2028)	B1	Ba2
The ratings associated with the Company’s $225 million senior secured revolving credit facility due 2011 and its $193 million 8.75% senior unsecured notes due 2011, remained unchanged at Baa3 and Ba2, respectively.
Moody’s indicated that the Company’s debt ratings outlook is stable.
The rating upgrades do not impact the interest rates associated with these facilities, and thus have no direct financial impact to the Company. For further information on Moody’s rating action, please refer to Moody’s press release dated July 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: July 9, 2008	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President & Chief Financial Officer